EXHIBIT 99-B.8.30

                ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT

                             EX-99-B.8.30

          Administrative and Shareholder Services Agreement

This Agreement is made as of the1st day of May 2001, by and between ING Pilgrim Group, LLC (the "Administrator") and ReliaStar Life Insurance Company ("Company"), collectively, the "Parties."

WHEREAS, the Administrator serves as the Administrator for Pilgrim Variable Products Trust ("Trust") which currently consists of 8 separate series (the "Portfolios"); and

WHEREAS, the Company has entered into a Participation Agreement, dated May 1, 2001, with the Trust (a "Participation Agreement") pursuant to which the Trust will make shares of each Portfolio listed from time to time on Schedule A of the Agreement available to the Company at net asset value and with no sales charges, subject to the terms of the Participation Agreement, to fund benefits under variable life insurance policies and variable annuity Contracts (each, a "Contract," and collectively, the "Contracts") to be issued by the Company; and

WHEREAS, the Participation Agreement provides that the Trust will bear the costs of preparing and filing with the Securities and Exchange Commission the Trust's prospectus, registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, and preparing all statements and notices required by any federal or state law to be, in each case as may reasonably be necessary for the performance of its obligations under the Participation Agreement (collectively, the "Trust Materials"), and providing the Company with copies of the Trust Materials; and

WHEREAS, the Participation Agreement provides that the Trust shall pay for the cost of typesetting, printing and distributing periodic fund reports to shareholders, prospectuses and supplements thereto, statements of additional information, proxy statements and other materials that are required by law to be sent to existing owners of Contracts ("Contract owners"), as well as the cost of distributing such materials; and

WHEREAS, the Participation Agreement makes no provision for which party shall incur various administrative expenses in connection with the servicing of Contract owners or Participants who have allocated Contract value to a Portfolio, including, but not limited to, responding to various Contract owner inquiries regarding a Portfolio; and

WHEREAS, ING Pilgrim Investments, LLC ("Pilgrim Investments"), investment adviser to the Portfolios and a subsidiary of the Administrator, has entered into an Expense Limitation Agreement with the Trust, a copy of which has been provided to the Company, and which may be renewed or amended from time to time ("Expense Limitation Agreement") under which Pilgrim Investments has agreed to limit the expenses of all of the Portfolios; and

WHEREAS, the Parties wish to allocate expenses in a manner that is fair and equitable, consistent with the best interests of Contract owners and participants, and that does not entail the expense and inconvenience of separately identifying and accounting for each item of Trust expenses;

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

I.     Services Provided:
       -----------------

       The Company agrees to provide services including, but not limited to:

       a) delivering and responding to inquiries respecting Trust prospectuses, Statements of Additional Information, reports, notices, proxies and proxy statements and other information respecting the Portfolios
           (but not including services paid for by the Trust);

       b) facilitating the tabulation of Contract owners' and participants' votes in the event of a meeting of Trust shareholders;

       c) providing and administering Contract features for the benefit of Contract owners and participants participating in the Trust, including fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals;

       d) responding to inquiries from Contract owners and participants using one or more of the Portfolios as an investment vehicle regarding the services performed by the Company as they relate to the Trust or its Portfolios;

       e)  teleservicing support in connection with the Portfolios;

       f) maintenance of Company records reflecting shares purchased and redeemed and share balances held by separate accounts of the Company and the conveyance of that information to the Trust, its transfer agent, or the Administrator as may be reasonably requested;

       g) facilitating the printing and mailing of reports to shareholders and other shareholder communications from the Trust as may be required pursuant to the Participation Agreement;

       h) responding to inquiries from Contract owners or participants concerning the Trust and its operations; and

       i) providing such similar services as the Administrator or Trust may reasonably request to the extent permitted or required under applicable statutes, rules and regulations.

II.    Expense Allocations:
       -------------------

       Subject to Section III, the Company or its affiliates shall bear the costs of:

       a) printing and distributing all Trust Materials to be distributed to prospective Contract owners as discussed in the Participation Agreement as being distributed at the Company's expense;

       b) printing and distributing all sales literature or promotional material developed by the Company or its affiliates and relating to the Contracts; and

       c) servicing Contract owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed above

III.   Payment of Expenses:
       -------------------

       a) The Administrator shall pay to the Company a quarterly fee ("Service Fee") equal to a percentage of the average cumulative new assets in excess of the assets in the Portfolio as of 4/30/01, as shown as Schedule B, due to investment in a class of the Portfolio attributable to Contracts issued by the Company at the annual rates shown in the attached Schedules A (for Class R Shares of the Portfolios). Such Service Fee shall be calculated and paid quarterly.

       b) Administrator represents that under the terms of the Expense Limitation Agreement, Pilgrim Investments has agreed that to the extent that ordinary operating expenses incurred by a class of a Portfolio in any fiscal year, including, but not limited to, investment management fees payable to Pilgrim Investments, but excluding interest, taxes, brokerage commissions and extraordinary expenses, exceed the operating expense limits specified in that agreement (the "Excess Amount"), Pilgrim Investments shall waive or reduce its fee and/or promptly remit to the Portfolio an amount that is equal to the Excess Amount.

           In the event that Pilgrim Investments pays Administrator an Excess Amount under the terms of the Expense Limitation Agreement, Company agrees that any Service Fee owed by Administrator to the Company pursuant to Section III(a) above shall be reduced by an amount that is equal to the Company's pro rata portion of 50% of such Excess Amount,.. However, any reduction of the Service Fee shall not exceed an amount equal to an annual rate of .04% calculated in the same manner as outlined in (a) and shall be calculated as an offset against any amounts payable under (a) quarterly. In the event that the expense offset hereunder exceeds the revenue owing under (a), it shall not be charged by Administrator for that month..
           Administrator agrees that any recoupment of the Excess Amount by Pilgrim Investments under the terms of the Expense Limitation Agreement shall be paid to the Company commensurate with Company's share of the Excess Amount described above. Administrator shall calculate amounts owing quarterly and provide a copy of that calculation to Company.

       c) The Company will provide Administrator with reports for each calendar month indicating the net assets in each class of a Portfolio at the end of the month in excess of those in each class of a Portfolio on 4/30/2001 as shown in the attached Schedule B and attributable to Contracts issued by the Company.

       d) The Administrator will calculate the Service Fee contemplated by this Section at the end of each calendar month and will make such payment, as appropriate, to the Company within thirty (30) days after the last business day of each calendar quarter thereafter.
           Each payment will be accompanied by a statement showing the calculation of the Service Fee payable by the Administrator, if any, and any reduction thereto pursuant to Section III(b) above, and such other supporting data as may be reasonably requested by the Company.

       e) The Company agrees to make appropriate disclosure in its prospectus and registration statement as to the payments for services provided pursuant to this Agreement as required by the federal securities laws or other applicable law.

       f) From time to time, the Parties hereto shall review the Service Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of the Company in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Service Fee proposed by one of the Parties in good faith.

       g) The Parties agree that the Administrator's payments to the Company are for administrative services only and do not constitute payment in any manner for investment advisory services or costs of distribution.

       h) This Agreement shall not modify any of the provisions of the Participation Agreement, but shall supplement those provisions.

IV.    Term of Agreement:
       -----------------

       This Agreement shall continue in effect for so long as the Company or its successor(s) in interest, or any affiliate thereof, continues to hold shares of the Trust or its Portfolios, and continues to perform in a similar capacity for the Company and Trust.

V.     Indemnification:
       ---------------

       a) The Company agrees to indemnify and hold harmless the Administrator and its officers and directors, from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Administrator in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

       b) The Administrator agrees to indemnify and hold harmless the Company and its officers and directors from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Administrator under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Company in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

VI.     Amendment:
        ---------

        This Agreement may be amended only upon mutual agreement of the Parties hereto in writing.

VII.    Standard of Care:
        ----------------

        The Parties shall exercise reasonable care in the performance of their duties under this Agreement.

VIII.   Confidentiality:
        ---------------

        The terms of this arrangement will be held confidential by each Party except to the extent that either Party or the Trust may deem it necessary to disclose this arrangement.

IX.     Notices:
        -------

        Notices and communications required or permitted hereby will be given to the following persons at the following addresses, or such other persons as the Party receiving such notices or communications may subsequently direct in writing:

             If to the Trust:
             Pilgrim Variable Products Trust
             7337 East Doubletree Ranch Road
             Scottsdale, AZ 85258-2034
             Attn: Kimberley A. Anderson

             If to the Administrator:
             ING Pilgrim Group, LLC.
             7337 East Doubletree Ranch Road
             Scottsdale, AZ 85258-2034
             Attn: Kimberley A. Anderson

             If to the Company:
             ING Life Companies
             1290 Broadway
             Denver, CO 80203
             Attn: Variable Counsel

X.       Applicable Law:
         --------------

         Except insofar as the Investment Company Act of 1940 or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

XI.      Execution in Counterparts:
         -------------------------

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

XII.     Severability:
         ------------

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

XIII.    Cumulative Rights:
         -----------------

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

XIV.     Headings:
         --------

         The headings used in this Agreement are for purposes of reference only and shall not limit or define, the meaning of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ING PILGRIM GROUP, LLC                    RELIASTAR LIFE INSURANCE COMPANY

By:     /s/  Michael J. Roland            By:     /s/  John Johnson
       ------------------------------            -------------------------------
Name:   Michael J. Roland                 Name:   John Johnson

                          SCHEDULE A FOR CLASS R SHARES

                         PILGRIM VARIABLE PRODUCTS TRUST

ANNUAL RATE                                    PORTFOLIOS
-----------                                    ----------
                   Pilgrim VP MagnaCap Portfolio
----------------------------------------------------------------------------
                   Pilgrim ING VP Research Enhanced Index Portfolio
----------------------------------------------------------------------------
                   Pilgrim ING VP Growth Opportunities Portfolio
----------------------------------------------------------------------------
                   Pilgrim ING VP MidCap Opportunities Portfolio
----------------------------------------------------------------------------
                   Pilgrim ING VP Growth + Value Portfolio
----------------------------------------------------------------------------
                   Pilgrim ING VP SmallCap Opportunities Portfolio
----------------------------------------------------------------------------
                   Pilgrim ING VP International Value Portfolio
----------------------------------------------------------------------------
                   Pilgrim ING VP High Yield Bond Portfolio
----------------------------------------------------------------------------

Scheduled dated: May 1, 2001

                                   SCHEDULE B
          COMPANY ASSETS IN PILGRIM VARIABLE PRODUCTS TRUST PORTFOLIOS
                                 AS OF 4/30/2001

ASSETS AS OF 4/30/2001                   PORTFOLIO - CLASS R
----------------------                   --------------------
     $1,036,471           Pilgrim VP MagnaCap Portfolio

     $6,721,811           Pilgrim VP Research Enhanced Index Portfolio

     $3,366,373           Pilgrim VP Growth Opportunities Portfolio

     $1,331,426           Pilgrim VP MidCap Opportunities Portfolio

     $49,251,517          Pilgrim VP Growth + Value Portfolio

     $66,024,063          Pilgrim VP SmallCap Opportunities Portfolio

     $15,658,399          Pilgrim VP International Value Portfolio

     $4,405,089           Pilgrim VP High Yield Bond Portfolio